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INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
OF
FOSTER WHEELER LTD.

Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture
of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to
SunTrust Bank, Central Florida, National Association, as Trustee) (the "Old Securities")

To be exchanged for up to 24,212,175 Common Shares (the "Common Shares") and 260,811.74
Series B Convertible Preferred Shares
(Liquidation preference $0.01 per preferred share) of
Foster Wheeler Ltd. ("Preferred Shares and together with the Common Shares, the New Securities")

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Prospectus dated June 11, 2004 (the "Prospectus") of Foster Wheeler Ltd., a Bermuda company (the "Parent"), Foster Wheeler LLC, a Delaware limited liability company ("LLC"), and the subsidiary guarantors set forth in the Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Parent's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Securities held by you for the account of the undersigned.

        The aggregate face amount of the Old Securities held by you for the account of the undersigned is (fill in amount):

$          in aggregate principal amount of the Series 1999 C Bonds maturing in 2009,

$          in aggregate principal amount of Series 1999 C Bonds maturing in 2024, and

$          in accreted principal amount outstanding as of December 26, 2003, of Series 1999 D Bonds

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        ☐ To TENDER the following Old Securities held by you for the account of the undersigned (insert principal amount of Old Securities to be tendered, if any):

$          in aggregate principal amount of the Series 1999 C Bonds maturing in 2009,

$          in aggregate principal amount of Series 1999 C Bonds maturing in 2024, and

$          in accreted principal amount outstanding as of December 26, 2003 of Series 1999 D Bonds

        ☐ NOT to TENDER any Old Securities held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Parent, LLC or the subsidiary guarantors, (ii) any New Securities to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Securities. If the undersigned is a broker-dealer that will receive New Securities for its own account in exchange for Old Securities, it represents that such Old Securities were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

Name of beneficial owner(s):
Signature(s):
Name(s) (please print):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:

Date:

2

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SIGN HERE